As filed with the Securities and Exchange Commission on February 22, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRAND CANYON EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3356009
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3300 W. Camelback Road

Phoenix, Arizona 85017

(Address of principal executive offices) (Zip code)

GRAND CANYON EDUCATION, INC. 2008 EQUITY INCENTIVE PLAN

(Full title of the plan)

Christopher C. Richardson

General Counsel

Grand Canyon Education, Inc.

3300 W. Camelback Road

Phoenix, Arizona 85017

(602) 639-7500

(Name, address telephone number, including area code, of agent for service)

With a copy to:

David P. Lewis

DLA Piper LLP (US)

2525 East Camelback Road, Suite 1000

Phoenix, Arizona 85016

(480) 606-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,251,463	$17.63	$39,693,504	$4,549

(1)	The shares of Common Stock set forth in the Calculation of Registration Fee table and which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the registrant’s common stock as may be issuable as a result of any stock splits, stock dividends or similar events.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Securities Act Rules 457(c) and 457(h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of the Registrant’s shares of Common Stock on February 14, 2012.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 is to register an additional 2,251,475 shares of common stock, par value $0.01 per share, for issuance pursuant to the Grand Canyon Education, Inc. 2008 Equity Incentive Plan. In accordance with General Instruction E to Form S-8, the contents of the Registrant’s registration statement on Form S-8 (Registration No. 333-155973) previously filed by the Registrant with the Commission on December 5, 2008 and the Registrant’s registration statement on Form S-8 (Registration No. 333-165019) previously filed by the Registrant with the Commission on February 22, 2010 are incorporated herein by reference, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1	Specimen of Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-150876))

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	Powers of Attorney (included as part of the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on February 22, 2012.

GRAND CANYON EDUCATION, INC.

By:	/s/ Brian E. Mueller
Brian E. Mueller
Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that the undersigned directors and officers of the registrant, a Delaware corporation, which is filing a registration statement on Form S-8 with the SEC, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Brian E. Mueller, Daniel E. Bachus, Brent D. Richardson, and Christopher C. Richardson, and each of them, the individual’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement and the Power of Attorney has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian E. Mueller Brian E. Mueller	Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2012

/s/ Daniel E. Bachus Daniel E. Bachus	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 22, 2012

/s/ Brent D. Richardson Brent D. Richardson	Executive Chairman	February 22, 2012

/s/ Christopher C. Richardson Christopher C. Richardson	Director	February 22, 2012

/s/ David J. Johnson David J. Johnson	Director	February 22, 2012

/s/ Jack A. Henry Jack A. Henry	Director	February 22, 2012

/s/ Bradley A. Casper Bradley A. Casper	Director	February 22, 2012

/s/ D. Mark Dorman D. Mark Dorman	Director	February 22, 2012

/s/ Chad N. Heath Chad N. Heath	Director	February 22, 2012

EXHIBIT INDEX

Exhibit Number	Description
4.1	Specimen of Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-150876))

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	Powers of Attorney (included as part of the signature page to this Registration Statement)

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